Exhibit 23.12

Consent of Independent Auditors

The Board of Directors

Apple REIT Nine, Inc.

Richmond, Virginia

We consent to the use in this Post-Effective Amendment on Form S-11 of our report dated July 17, 2009 related to the balance sheet of Grove Street Orlando, LLC as of December 31, 2008, and the related statement of cash flows for the year then ended, incorporated by reference herein and to the reference to us under the heading of “Experts” in such Post-Effective Amendment.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

September 2, 2009